UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 27, 2013

GCI, INC.
(Exact name of registrant as specified in its charter)

State of Alaska	0-5890	91-1820757
(State or other Jurisdiction of Incorporation or organization)	Commission File Number	(I.R.S Employer Identification No.)

2550 Denali Street
Suite 1000
Anchorage, Alaska	99503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (907) 868-5600

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.	Amendment to the Code of Ethics, or Waiver of a Provision of the Code of Ethics.
On September 27, 2013, the Board of Directors of GCI, Inc.’s parent company, General Communication, Inc. (“GCI”) adopted a revised Code of Business Conduct & Ethics (“Code”) that amended, restated, and replaced the prior Code of Business Conduct and Ethics applicable to GCI. The revised Code clarifies expectations for employee conduct across all topic areas (e.g., conflicts of interest, insider trading, compliance with laws), emphasizes managerial leadership and responsibility, and introduces a new hotline option for reporting violations of the Code.

The amendment of the Code did not relate to or result in any waiver, explicit or implicit, of any provision of the previous Code of Business Conduct and Ethics.

A copy of the Code is publicly available on the GCI’s website at www.gci.com under the Investor Relations section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GCI, INC.
(Registrant)

Date: October 3, 2013

	By	/s/ John M. Lowber
Name: John M. Lowber
Title: Treasurer and Director
(Principal Financial Officer)